UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 22, 2010
(Date of earliest event reported)

st. jude medical, inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive
St. Paul, Minnesota 55117

(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 22, 2010, St. Jude Medical, Inc. (the “Company”) entered into a Multi-Year $1.5 Billion Credit Agreement (the “New Credit Agreement”) with a consortium of lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender.  The New Credit Agreement creates a $1.5 billion unsecured revolving credit facility that the Company can draw upon to refinance the 2006 Credit Agreement described below, for general corporate purposes or to support its commercial paper program.  The New Credit Agreement expires on February 28, 2015.  Borrowings under the New Credit Agreement will bear interest initially at LIBOR plus 0.875%, subject to adjustment in the event of a change in the Company’s credit ratings.

The New Credit Agreement replaces the Company’s Multi-Year $1 Billion Credit Agreement, dated as of December 13, 2006, with a consortium of lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender (the “2006 Credit Agreement”).  The 2006 Credit Agreement established a $1 billion unsecured revolving credit facility that was scheduled to expire on December 13, 2011.  Borrowings under the 2006 Credit Agreement bore interest at LIBOR plus 0.27%, or in the event over half of the facility was drawn on, LIBOR plus 0.32%, in each case subject to adjustment in the event of a change in the Company’s credit ratings.  Under the 2006 Credit Agreement, the Company was required to maintain a leverage ratio (defined as the ratio of funded debt to EBITDA (net earnings before interest, income taxes, depreciation and amortization)) not exceeding 3.0 to 1.0.  The 2006 Credit Agreement also contained limitations on additional liens or subsidiary indebtedness and limitations on certain acquisitions, investments and dispositions of assets.

The New Credit Agreement contains various covenants that are substantially the same as the covenants under the 2006 Credit Agreement, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws.  The New Credit Agreement also contains limitations on additional liens or subsidiary indebtedness and limitations on certain acquisitions, investments and dispositions of assets.  The New Credit Agreement contains financial covenants requiring the Company to have a leverage ratio (defined as the ratio of funded debt to EBITDA) not exceeding 3.0 to 1.0.  In the event that the Company defaults and the default is continuing under the New Credit Agreement, the facility may be terminated by the Lenders, and all outstanding principal and interest may become due and payable.

Bank of America, N.A. provides investment banking and other services to the Company from time to time, and other Lenders may also provide investment banking and other services to the Company from time to time.

The foregoing description of the New Credit Agreement is not complete and is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

Upon execution of the New Credit Agreement described under Item 1.01 above, effective December 22, 2010, the Company terminated the 2006 Credit Agreement.  The Company did not incur any early termination penalties in connection with the termination of the 2006 Credit Agreement.  A brief description of the Company’s material relationships with the Lenders, other than with respect to the 2006 Credit Agreement, and of the material terms of the 2006 Credit Agreement is provided under Item 1.01 above.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on December 22, 2010, the Company entered into a $1.5 billion unsecured revolving credit facility.  No amounts have been borrowed under this facility.

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Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Credit Agreement dated as of December 22, 2010 among St. Jude Medical, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender, and the other Lenders party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

st. jude medical, inc.

By	/s/ Donald J. Zurbay
Donald J. Zurbay Vice President and Corporate Controller

Date: December 29, 2010

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EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement dated as of December 22, 2010 among St. Jude Medical, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender, and the other Lenders party thereto.

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